Worthington Enterprises Announces Investor Day; Renames Business Segments

COLUMBUS, Ohio (September 15, 2026) — Worthington Enterprises Inc. (NYSE: WOR) today announced plans to host an Investor and Analyst Day on November 10. The event marks the company's first Investor Day since October 2023, when Worthington Enterprises was still known as Worthington Industries and preparing to separate its Steel Processing business. Registration information is linked here and included below.

Additionally, the company plans to rename its two business segments to better reflect the markets they serve, the value they provide to customers and the evolution of the company's product portfolio. The Building Products segment will become Building Performance Solutions, and the Consumer Products segment will become Trade & Specialty Solutions.

2026 Investor and Analyst Day Overview and Registration

Date: Tuesday, November 10

Time: 9:30 a.m. ET

Presenters: Joe Hayek, president and chief executive officer; Colin Souza, vice president and chief financial officer, Jimmy Bowes, president, Building Performance Solutions; and, Steve Caravati, president, Trade & Specialty Solutions

Overview: Members of the Worthington Enterprises leadership team will provide an update on the company's strategy, financial performance and long-term growth opportunities. Since the separation on Dec. 1, 2023, Worthington Enterprises has executed on its investment thesis and delivered organic growth, margin improvement and disciplined capital deployment. The company has also expanded its portfolio through strategic acquisitions that complement its capabilities and broaden its opportunities for long-term growth.

Register: Online participants should register at this link: https://worthington-enterprises-investor-day-2026-11-10.open-exchange.net. Investors and analysts interested in attending the in-person event should contact Marcus Rogier at marcus.rogier@wthg.com.

“Since evolving into Worthington Enterprises nearly three years ago, we have grown and strengthened our product offerings while developing a more resilient and differentiated business,” said Joe Hayek, president and CEO, Worthington Enterprises. “Investor Day provides us an opportunity to share the progress we've made since the separation of our former Steel Processing business, the opportunities we see across Building Performance Solutions and Trade & Specialty Solutions, and how we plan to create long-term shareholder value. We have extended our capabilities, entered new markets and continued

to invest in innovation and transformation across our businesses. Our strategy remains straightforward: grow organically, expand margins and deploy capital into high-quality businesses where we can lead.”

Segment Renaming

Building Performance Solutions delivers essential engineered products that enhance performance across residential and commercial buildings, including critical facilities such as data centers. Its products support building systems, and climate and comfort applications. Serving primarily OEMs and distributors, solutions include pressurized containment products for heating, cooling, construction and water applications (Amtrol, Amtrol-Alfa, Ragasco and Worthington Enterprises), HVAC components (Elgen), metal roofing clips (BPD and Logan Stampings) and retrofit solutions (Roof Hugger), ceiling suspension systems (Worthington Armstrong Venture) and light gauge metal-framing products (ClarkDietrich). In fiscal 2026, Building Performance Solutions generated approximately 62% of consolidated net sales.

Trade & Specialty Solutions provides market-leading products used by professional tradespeople and consumers across tools, portable propane and helium, and other specialty applications. Solutions include cutting, siding and roofing tools (PacTool), drywall, concrete and masonry hand tools (DEWALT), drywall finishing tools (LEVEL5), fuel and torches (Bernzomatic and Mag-Torch), specialty hand tools and instruments (GENERAL), camping gas cylinders (Bernzomatic and Coleman) and portable helium tanks (Balloon Time), among other trusted brands. In fiscal 2026, Trade & Specialty Solutions generated approximately 38% of consolidated net sales.

The changes are to the segment names only and do not affect the composition of the segments or the historical financial results for Worthington Enterprises. The new segment names will be referenced in the company’s September 22, 2026, earnings release. Click here to register for the September 23, 2026, Worthington Enterprises earnings conference call.

About Worthington Enterprises

Worthington Enterprises Inc. (NYSE: WOR) is a designer and manufacturer of market-leading brands that improve everyday life by elevating spaces and experiences. Building Performance Solutions delivers essential engineered products that enhance performance across residential and commercial buildings, including critical facilities such as data centers. Its products support building systems, and climate and comfort applications. The segment primarily serves OEMs and distributors. Trade & Specialty Solutions includes market-leading brands used by professional tradespeople and consumers across tools, portable propane and helium and other specialty applications. The Worthington Enterprises portfolio includes Balloon Time®, Bernzomatic®, ClarkDietrich, Coleman® propane cylinders, Elgen, General®, HALO™, LEVEL5 Tools®, Ragasco®, Roof Hugger®, Well-X-Trol® and Worthington Armstrong Venture (WAVE), among others.

Headquartered in Columbus, Ohio, Worthington Enterprises employs approximately 4,000 people throughout North America and Europe.

Founded in 1955 as Worthington Industries, Worthington Enterprises follows a people-first Philosophy with earning money for its shareholders as its first corporate goal. Worthington Enterprises achieves this outcome by empowering its employees to innovate, thrive and grow with leading brands in attractive markets that improve everyday life. The company engages deeply with local communities where it has operations through volunteer efforts and The Worthington Companies Foundation, participates actively in workforce development programs and reports annually on its corporate citizenship and sustainability efforts. For more information, visit worthingtonenterprises.com.

Forward-Looking Statements

Statements by Worthington Enterprises that are not limited to historical information constitute “forward-looking statements” under federal securities laws. Forward-looking statements are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from those expected by Worthington Enterprises. Readers should evaluate forward-looking statements in the context of such risks, uncertainties and other factors, many of which are described in Worthington Enterprises’ filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements are qualified by the cautionary statements included in Worthington Enterprises’ SEC filings and other public communications. This press release speaks only as of the date hereof. Worthington Enterprises does not undertake any obligation to update or revise its forward-looking statements except as required by applicable law or regulation.

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